UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2017

MACOM Technology Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 656-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 11, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of MACOM Technology Solutions Holdings, Inc., a Delaware corporation (the “Company”), adopted the MACOM Amended and Restated Change in Control Plan (the “Plan”). The Plan amends and restates in its entirety the Change in Control Plan originally adopted by the Board effective as of October 3, 2014 and subsequently amended (the “Original Plan”), which was previously filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on November 24, 2015. The Plan covers certain senior employees of the Company including the Company’s named executive officers: Mr. Croteau, its Chief Executive Officer, Mr. McMullan, its Chief Financial Officer, Dr. Behfar, its Senior Vice President and Chief Scientist, Photonics, Mr. Dennehy, its Senior Vice President, Operations, and Mr. Murphy, its Senior Vice President and General Manager, RF & Microwave.
The following is a summary of the material changes to the Plan from the Original Plan. In connection with a change in control, performance-based equity awards will be deemed earned at maximum levels. A participant in the Plan will be entitled to receive severance benefits under the Plan if his or her employment is terminated during the period beginning three months prior to a change in control (to the extent that the termination is taken in connection with the change in control) and ending at the time specified in the participant’s notice of termination (for the named executive officers, this period is two years) and if such termination is as a result of a termination of employment by the Company without cause or by the participant with good reason (as such terms are defined in the Plan). In connection with a qualifying termination, a participant is entitled to receive:

•
a cash payment equal to a factor of the sum of the participant’s annual base salary and target annual bonus (pursuant to their individual participation notices under the Plan, two times for Mr. Croteau, 1.5 times for Mr. McMullan, and one times for each of Messrs. Behfar, Dennehy and Murphy);

•	a prorated annual bonus, payable in cash, based on target or, if the termination of employment occurs in the second half of a performance period, on actual performance;

•
an amount, payable in cash, equal to the Company’s estimated cost of medical, dental and vision continuation coverage (pursuant to their individual participation notices under the Plan, for two years continuation coverage for Mr. Croteau, 18 months for Mr. McMullan and 12 months for each of Messrs. Behfar, Dennehy and Murphy); and

•	time-based and performance-based equity awards will vest in full, with performance-based equity awards vesting at maximum levels.
The Plan will continue in effect until June 30, 2019 and will be automatically renewed for successive one-year terms unless the Committee elects to not extend the term not later than three months prior to the expiration of the then-current term.
The foregoing is a summary only and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	MACOM Technology Solutions Holdings, Inc. Amended and Restated Change in Control Plan and Form of Participation Notice.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: February 16, 2017	By:	/s/ John Croteau
John Croteau
President and Chief Executive Officer